Exhibit 10.1

SCIQUEST HOLDINGS, INC.

2004 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

SciQuest, Inc., a Delaware corporation (the “Company”), hereby grants to the recipient named below (“Recipient”) a Restricted Stock Unit with respect to the total number of shares shown below of Common Stock of the Company (“Shares”), subject to all of the terms and conditions of this Restricted Stock Unit Agreement and the SciQuest, Inc. 2004 Stock Incentive Plan (the “Plan”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions of the Plan are incorporated herein by reference.

Shares Subject to Restricted Stock Unit:

Grant Date:

Vesting:

So long as Recipient’s Continuous Service (as defined in Section 1 below) with the Company is not terminated prior to the first anniversary of the Grant Date (the “Vesting Date”), the interest of the Recipient in this Restricted Stock Unit shall vest in its entirety on the first anniversary of the Grant Date.

IN WITNESS WHEREOF, this Restricted Stock Unit Agreement has been executed by the Company by a duly authorized officer as of the date specified hereon.

SCIQUEST, INC.

By:

Recipient hereby acknowledges receipt of a copy of the Plan, represents that Recipient has read and understands the terms and provisions of the Plan, and accepts this Restricted Stock Unit subject to all the terms and conditions of the Plan and this Restricted Stock Unit Agreement. Recipient acknowledges that there may be adverse tax consequences upon vesting of this Restricted Stock Unit and delivery and/or disposition of Shares purchased by exercise of this Restricted Stock Unit, and that Recipient should consult a tax adviser prior to such exercise or disposition.

[Name of Recipient]

1. Termination of Restricted Stock Unit. This Restricted Stock Unit shall be immediately terminated and forfeited if Recipient ceases to perform Continuous Services for the Company prior to the Vesting Date. “Continuous Service” means a period of continuous performance of services by Recipient for the Company as a member of its Board of Directors.

2. Issuance of Shares. Once this Restricted Stock Unit has vested, [(i) a number of Shares equal to 50% of the Shares subject to this Restricted Stock Unit shall be issuable by the Company to Recipient upon the Vesting Date (provided, however, that Recipient may elect to defer the issuance of such Shares to a “specified time” (within the meaning of §409A(a)(2)(A)(iv) of the Internal Revenue Code of 1986, as amended), but no later than the termination of his Continuous Service, by delivering written notice of such election to the Company prior to such issuance)] and (ii) the remaining Shares subject to this Restricted Stock Unit shall be issuable upon the termination of his Continuous Service.

3. No Stockholder Rights. Recipient shall not be entitled to any of the rights or benefits (including without limitation any voting or dividend rights) generally accorded to stockholders unless and until Shares are issued pursuant to this Restricted Stock Unit.

4. Nontransferability of Restricted Stock Unit. This Restricted Stock Unit may not be transferred in any manner, other than by will or by the laws of descent and distribution. The terms of this Restricted Stock Unit shall be binding upon the executor, administrators, successors and assigns of Recipient.

5. Tax Consequences. RECIPIENT UNDERSTANDS THAT THE GRANT OF THIS RESTRICTED STOCK UNIT, AND THE ISSUANCE AND SALE OF SHARES OBTAINED PURSUANT TO THIS RESTRICTED STOCK UNIT, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO RECIPIENT. RECIPIENT REPRESENTS THAT RECIPIENT HAS CONSULTED WITH, OR WILL CONSULT WITH, HIS OR HER TAX ADVISOR; RECIPIENT FURTHER ACKNOWLEDGES THAT RECIPIENT IS NOT RELYING ON THE COMPANY FOR ANY TAX, FINANCIAL OR LEGAL ADVICE; AND IT IS SPECIFICALLY UNDERSTOOD BY THE RECIPIENT THAT NO REPRESENTATIONS OR ASSURANCES ARE MADE AS TO ANY PARTICULAR TAX TREATMENT WITH RESPECT TO THE RESTRICTED STOCK UNIT. RECIPIENT SHALL BE LIABLIT FOR ANY AND ALL TAXES, INCLUDING WITHHOLDING TAXES, ARISING OUT OF THIS GRANT OR THE VESTING OF THIS RESTRICTED STOCK UNIT.

6. Interpretation. Any dispute regarding the interpretation of this Restricted Stock Unit Agreement shall be submitted to the Board or the Committee, which shall review such dispute in accordance with the Plan. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Recipient.

7. Entire Agreement and Other Matters. The Plan is incorporated herein by this reference. Recipient acknowledges and agrees that the granting of this Restricted Stock Unit constitutes a full accord, satisfaction and release of all obligations or commitments made to Recipient by the Company or any of its officers, directors, stockholders or affiliates with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Restricted Stock Unit Agreement and the Plan constitute the entire agreement of the parties hereto, and supersede all prior understandings and agreements with respect to the subject matter hereof. This Restricted Stock Unit Agreement and the underlying Restricted Stock Unit are void ab initio unless this agreement has been executed by the Recipient and the Recipient has agreed to all terms and provisions hereof.